UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 2, 2009

MOBILEPRO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	000-51010 (Commission File Number )	87-0419571 (IRS Employer Identification No.)

401 Professional Drive, Suite 128
Gaithersburg, MD 20879
(Address of principal executive offices) (Zip Code)

(301) 571-3476
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01.  Other Events.

As previously disclosed, on January 7, 2009 MobilePro Corp. (the “Company”) received notice that it and its subsidiaries, American Fiber Network, Inc. (“AFN”) and CloseCall America, Inc. (“CloseCall”) had been served with a summons and complaint in the York County Superior Court in Maine by Nationwide Acquisition Corp. (“Nationwide”) and L. William Fogg (“Fogg” and the “Complaint”).  Fogg is a former executive officer of United Systems Access, Inc. (“USA”), the entity with whom the Company executed a Purchase Agreement (the “Agreement”) pursuant to which USA was to acquire the Company’s internet service business (the “ISP Business”) and competitive local exchange business (the “CLEC Business”).  Pursuant to an agreement between USA and Fogg, Nationwide subsequently acquired the ISP Business from USA and agreed to indemnify USA for all of USA’s liabilities under a certain note payable (the “USA Note”).  Nationwide and its related companies also agreed to indemnify USA for various USA debts or liabilities outstanding as of June 4, 2008.

The Complaint was an action for declaratory relief to resolve certain disputes among the Company, CloseCall, AFN, USA, Nationwide and Fogg, including, among other things, the payment of the past due amount under the USA Note. Nationwide and Fogg alleged that the Company made certain misrepresentations in connection with the USA Agreement for which USA and/or Fogg were entitled to set-off against the past due amount.  In response to the Complaint, on February 10, 2009 the Company filed its answer to the Complaint, together with cross-claims against USA, Nationwide and Fogg.

On June 8, 2009 the parties participated in a mediation of the claims raised in the Complaint and the cross-claims alleged by the Company against USA, Nationwide and Fogg.  As a result of the mediation efforts, the parties agreed to settle their claims pursuant to the terms of a settlement agreement (the “Settlement Agreement”).  The Settlement Agreement required the parties to, among other things, execute general releases and required Fogg and certain related entities to execute a promissory note replacing the USA Note (the “New Note”).   The Settlement Agreement also required Fogg to pay amounts totaling $137,500 to the Company, AFN and CloseCall on or before June 30, 2009.  Additional amounts totaling $81,500 are required to be paid to the Company, AFN and CloseCall on or before August 30, 2009.

The New Note is for the principal amount of $754,000, bears interest at the rate of 6.38% and matures on March 25, 2013.  Monthly principal and interest payments in the amount of $20,108.91 commence in October 2009.

The foregoing is intended to be a summary only of the New Note, a copy of which is attached hereto and incorporated herein as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Note Payable dated June 30, 2009 between Mobilepro Corp. and L. William Fogg, Nationwide Acquisition Corp. and Unified Communication Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILEPRO CORP.

Date: July 2, 2009	By:	/s/ Jay O. Wright
Jay O. Wright Chief Executive Officer Mobilepro Corp.

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